UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2015

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 29, 2015, Olin Corporation’s (the “Company’s”) Benefit Plan Review Committee amended and restated the Olin Corporation Supplemental Contributing Employee Ownership Plan (“SCEOP”). The SCEOP was amended in connection with the previously announced acquisition of the Dow Chlorine Products business of The Dow Chemical Company (“TDCC”) by the Company (the “Merger”). The amendments to the SCEOP:

•	Modify the change in control provision to ensure that the Merger will not result in a termination of the SCEOP;

•	Reflect that eligible transferees from TDCC will not be eligible for excess retirement contributions under the SCEOP; and

•	Various non-substantive clarifications to the SCEOP language.

This description is qualified by reference to the form of amended and restated SCEOP attached hereto as Exhibit 99.1, which is incorporated into this Item 5.02 by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
99.1	Olin Corporation Supplemental Contributing Employee Ownership Plan as amended and restated effective September 29, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ George H. Pain
	Name:	George H. Pain
	Title:	Senior Vice President, General Counsel and Secretary

Date: October 2, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Olin Corporation Supplemental Contributing Employee Ownership Plan as amended and restated effective September 29, 2015.